Exhibit 99.1

Estimated Selected Recent Operating Results (Preliminary and Unaudited)

We have presented below certain preliminary results, including non-GAAP financial measures, representing our estimates as of and for the three months ended September 30, 2021, which are based only on currently available information and do not present all necessary information for an understanding of our financial condition as of September 30, 2021. This financial information has been prepared by, and is the responsibility of, our management and is subject to revisions based on our procedures and controls associated with the completion of our financial reporting. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. The preparation and review of our consolidated condensed financial statements as of and for the three months ended September 30, 2021 will not be completed until subsequent to this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we complete the preparation of our financial statements as of and for the three months ended September 30, 2021 and our auditors complete their procedures for the review of our consolidated condensed financial statements. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors” as well as the risks and uncertainties set forth under the heading “Risk Factors” in our 2021 Form 10-K, “Forward-Looking Statements”, and our consolidated financial statements and related notes included in this registration statement. Adjusted Gross Profit, Adjusted Operating Income and any metrics derived therefrom are supplemental measures that are not calculated and presented in accordance with GAAP.

Three Months Ended September 30, 2021

			% Change
	Three Months Ended September 30, 2021		Three Months Ended September 30, 2021 versus September 30, 2020
	Low	High	Low		High
(in millions, except percentages)
Consolidated Statement of Operations Data:
Total Revenues	$92.0	$92.5	16%		17%
Gross Profit	46.4	46.9	4%		5%
Gross Profit Margin	50.4%	50.7%	(600	)bps	(573	)bps
Loss from Operations	(53.7)	(53.2)	*		*
Operating Margin	(58.4)%	(57.5)%	*		*

Other Financial Data(1):
Adjusted Gross Profit(2)	$59.8	$60.3	7%		8%
Adjusted Gross Profit Margin(2)	65.0%	65.2%	(553	)bps	(534	)bps
Adjusted Operating Income(3)	2.5	3.0	(80)%		(76)%
Adjusted Operating Income Margin(3)	2.7%	3.2%	(1,331	)bps	(1,279	)bps

*	Percentages not meaningful. Loss from Operations for the three months ended September 31, 2020 was $21.5 million.
(1)

Adjusted Gross Profit, Adjusted Operating Income and any metrics derived therefrom are non-GAAP measures and should not be considered as alternatives to measures prepared in accordance with GAAP such as Gross Profit and Loss from Operations. Reconciliations of each of these metrics to the most comparable GAAP measure are set forth in the notes below. For more information on these measures and why we believe they are useful to investors, see “Management’s Discussion and Analysis of Financial Condition and Result of Operations—Non-GAAP Financial Measures” in our 2021 Form 10-K incorporated by reference in this prospectus.

(2)

Adjusted Gross Profit is defined as Gross Profit, before amortization of intangible assets, stock-based compensation expenses, and certain corporate expenses, in each case that are included in costs of recurring revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Low	High
(in millions)
Gross Profit*	$46.4	$46.9	$44.6
Gross Profit Margin	50.4%	50.7%	56.4%
Amortization expense	11.7	11.7	11.0
Stock-based compensation expense	1.7	1.7	0.2

Adjusted Gross Profit*	$59.8	$60.3	$55.8
Adjusted Gross Profit Margin	65.0%	65.2%	70.5%

*

Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.7 million and $0.7 million, amortization of capitalized software of $4.8 million and $2.7 million and amortization of deferred contract costs of $3.6 million and $2.2 million for the three months ended September 30, 2021 and 2020, respectively.

(3)

Adjusted Operating Income is defined as Loss from Operations before amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, and other certain corporate expenses, such as costs related to our IPO and acquisitions. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by Total Revenues.

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Low	High
(in millions)
Loss from Operations	$(53.7)	$(53.2)	$(21.5)
Operating Margin	(58.4)%	(57.5)%	(27.2)%
Amortization expense	32.1	32.1	30.5
Stock-based compensation expense	22.3	22.3	1.8

Corporate adjustments*	1.8	1.8	1.9

Adjusted Operating Income	$2.5	$3.0	$12.7
Adjusted Operating Income Margin	2.7%	3.2%	16.0%

*

Corporate Adjustments for the three months ended September 30, 2021 relate to certain costs associated with our efforts to become a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $1.8 million. Corporate adjustments for the three months ended September 30, 2020 relate to certain costs related to the transition of the new executive leadership team and closure of a standalone facility of $0.6 million, costs associated with our efforts to become a public company, including the implementation of a new enterprise-resource planning system and professional, consulting and other costs of $0.9 million and transaction expenses and costs associated with the 7Geese Acquisition totaling $0.4 million.

We expect Total Revenues to increase 16% to 17% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily as a result of an increase in customers, an increase in the average number of employees per customer as many customers have started re-hiring since they terminated or furloughed employees in response to the COVID-19 pandemic, and an increase in effective PEPM.

We expect Gross Profit to increase 4% to 5% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily due to an increase in revenue, partially offset by additional employee related costs to support new customers and an increase in amortization expense related to capitalized software and deferred contract costs.

We expect Adjusted Gross Profit to increase 7% to 8% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily due to an increase in revenue, partially offset by additional employee related costs to support new customers and an increase in amortization expense related to capitalized software and deferred contract costs.

We expect Loss from Operations to increase $31.7 million to $32.2 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily due to an increase in share-based compensation expense related to the IPO, as well as continued investment in employee related costs to support new customers, expand our sales coverage, and develop our products, increased amortization related to capitalized software, deferred contract costs and intangible assets and costs associated with becoming a public company, including increased share-based compensation expense, partially offset by an increase in revenue.

We expect Adjusted Operating Income to decrease $9.7 million to $10.2 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily due to continued investment in employee related costs to support new customers, expand our sales coverage, and develop our products, increased amortization related to capitalized software and deferred contract costs and costs associated with becoming a public company, partially offset by an increase in revenue.

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